UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 19, 2025

Columbia Banking System, Inc.

(Exact name of registrant as specified in its charter)

Washington	000-20288	91-1422237
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1301 A Street

Tacoma, Washington 98402-4200

(Address of Principal Executive Offices) (Zip Code)

(253) 305-1900

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS	TRADING SYMBOL	NAME OF EXCHANGE
Common Stock	COLB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of the end of business on November 19, 2025, Lisa M. White ceased serving as Executive Vice President, Principal Accounting Officer and Corporate Controller of Columbia Banking System, Inc. and its subsidiary Columbia Bank (collectively, the “Company”).

Effective as of November 20, 2025, Brock Lakely was appointed as Executive Vice President, Chief Accounting Officer and Corporate Controller of the Company. In connection with his appointment as Executive Vice President, Chief Accounting Officer and Corporate Controller of the Company, Mr. Lakely’s annual base salary was increased to $360,000.

Mr. Lakely, age 46, served from April 3, 2023 through November 19, 2024 as the Company’s Chief Audit Executive. He previously served as the Company’s Chief Accounting Officer from May 20, 2018 through April 3, 2023. Mr. Lakely is a Certified Public Accountant, and he began his career as an auditor at Ernst & Young LLP where he focused on the financial services industry. He earned his Bachelor of Business Administration in accounting from Southwestern Oklahoma State University and his Master of Business Administration from Oklahoma State University.

There are no arrangements or understandings between Mr. Lakely and any person pursuant to which he was selected as Executive Vice President, Chief Accounting Officer and Corporate Controller of the Company. There are no family relationships between Mr. Lakely and any of the Company’s directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer, and Mr. Lakely is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA BANKING SYSTEM, INC.

Date: November 21, 2025	By:	/s/ Kumi Yamamoto Baruffi
Kumi Yamamoto Baruffi
EVP, General Counsel and Corporate Secretary